DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                                   EXHIBIT 99

                          THE DELAWARE COUNTY BANK AND
                                  TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                               Lewis Center, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                                    CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS ..................   7

FINANCIAL STATEMENTS

  STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS.....................   8

  STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE
    FOR BENEFITS......................................................   9

  NOTES TO FINANCIAL STATEMENTS.......................................  10

SUPPLEMENTARY INFORMATION

  SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)......  16

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Trustees
The Delaware County Bank and Trust Company
Employee 401(k) Retirement Plan

We have audited the accompanying statements of net assets available for benefits of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the Plan) as of December 31, 2004 and 2003, and the related statement of changes in net assets available for benefits for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the years ended December 31, 2004, and 2003, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basis financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 17, 2005

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 2004 and 2003

                                          2004         2003
                                      -----------   ----------
ASSETS

  Investments at fair value (Note 4)   $5,143,692   $4,251,367
  Cash                                          8            -
                                       ----------   ----------
          Total                         5,143,700    4,251,367

  Receivables:

      Accrued income                        1,901        1,231
      Employer contributions                4,914        4,432
      Employee contributions               15,951       14,016
                                       ----------   ----------
           Total receivables               22,766       19,679
                                       ----------   ----------

  Net assets available for benefits    $5,166,466   $4,271,046
                                       ==========   ==========

                 See accompanying notes to financial statements.

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                     Years ended December 31, 2004 and 2003

                                                                  2004           2003
                                                               -----------   -----------
ADDITIONS
  Additions to net assets attributed to:
    Investment income

      Net appreciation in fair value of investments (Note 4)   $   839,021   $   403,760
      Interest and dividend income                                  98,169        79,046
                                                               -----------   -----------
        Total investment income                                    937,190       482,806

    Cash contributions:
    Employee                                                       363,302       354,561
    Employer                                                       116,047       115,967
                                                               -----------   -----------

        Total contributions                                        479,349       470,528
                                                               -----------   -----------
        Total additions                                          1,416,539       953,334

    DEDUCTIONS
    Benefits paid directly to participants                        (521,119)     (531,084)
                                                               -----------   -----------

Net increase                                                       895,420       422,250

Net assets available for benefits
  Beginning of year                                              4,271,046     3,848,796
                                                               -----------     ---------

  End of year                                                  $ 5,166,466   $ 4,271,046
                                                               ===========   ===========

                See accompanying notes to financial statements.

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 1 - DESCRIPTION OF PLAN

The following description of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

GENERAL: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank and Trust Company (the "Company"). All employees who are at least 20 years of age and complete 6 months of service are eligible to be in the Plan. Each employee enters the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Security Act of 1974 (ERISA).

CONTRIBUTIONS: Participants may make salary deferral contributions at their discretion up to and in accordance with applicable sections of the Internal Revenue Code. Participants direct the investment of their contributions into various investment options offered by the Plan. At the discretion of the Board of Directors, the Company matches the participants' contributions up to a maximum of 6% of their annual compensation. During 2004, the Company's matching contribution was 50% of employee contributions up to the maximum of 6% of annual compensation. In addition, the Board of Directors can provide for an additional Company contribution on a discretionary basis. In 2004 there was no additional discretionary contribution.

PARTICIPANT ACCOUNTS: Each participant's account is credited with the participant's own contributions, the Company's contributions and plan earnings and losses. Allocations of the Company contributions are based on participant compensation and 401(k) contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

RETIREMENT, DEATH AND DISABILITY: A participant is entitled to 100% of his or her account balance upon retirement, death, or disability.

VESTING: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Company contributions and earnings or losses thereon as follows:

YEARS OF SERVICE   VESTING PERCENTAGE
----------------   ------------------
Less than 1                 0%
1 but less than 2          33%
2 but less than 3          66%
3 or more                 100%

                                   (Continued)

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 1 - DESCRIPTION OF PLAN (Continued)

Forfeitures of terminated participants' nonvested account balances are used to reduce employer contributions. As of December 31, 2004, there were $17,392 of forfeitures available to reduce future contributions.

PAYMENT OF BENEFITS: On termination of service with the Company, a participant will receive a lump-sum amount equal to the value of his or her account.

LOAN PROVISIONS: Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000 and interest is payable at the then prevailing interest prime interest rate.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING: The financial statements of the Plan are prepared under the accrual method of accounting.

INVESTMENT VALUATION AND INCOME RECOGNITION: The Plan's investments are stated at fair value as estimated by the Plan's trustee. If available, quoted market prices are used to value investments. Common stock of DCB Financial Corp. (the "Corporation") is listed on the over-the-counter bulletin board. The value of the Company's common stock is based on the last known transaction prior to the date of each statement of net assets available for benefits. Stock price reflects inter-dealer prices, without retail mark-up, mark-down or commissions; and may not represent actual transactions.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.

PAYMENT OF BENEFITS: Benefits are recorded when paid.

                                   (Continued)

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their employer contributions.

NOTE 4 - INVESTMENTS

The following table presents investments that represent 5% or more of the Plan's net assets:

                                             2004         2003
                                          ----------   ----------
INVESTMENTS AT FAIR VALUE AS DETERMINED
  BY QUOTED MARKET PRICE:
     Automated Cash Management Fund       $  764,511   $  805,577
     Federated Max Cap Fund                        0*     260,550
     Federated Stock Trust Fund              369,570      314,291
     Federated Stock and Bond Fund           305,442      306,570

INVESTMENTS AT ESTIMATED FAIR VALUE:
     DCB Financial Corp common stock       2,428,766    1,736,275

*Investment represents less then 5% of net assets at the specified date.

The Plan's investments (including investments bought, sold, as well as held during the year) appreciated by $839,021 as detailed below:

Common stock    $  707,502
Mutual Funds       131,519
                ----------
                $  839,021
                ==========

During 2004, the Plan earned $98,169 of dividend and interest income.

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the plan, the employer, and certain others. The Delaware County Bank and Trust Company, the employer, serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the employer's common stock and contributions made by the employer.

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

At December 31, 2004, the Plan owned 85,974 shares of DCB Financial Corp common stock, valued at $28.25 per share for a total of $2,428,766. DCB Financial Corp is deemed a party in interest. At December 31, 2003, the Plan owned 87,250 shares of DCB Financial Corp common stock, value at $19.90 per share for a total of $1,736,275. Expenses incurred in the administration of the Plan are paid by the Company on behalf of the Plan.

                                   (Continued)

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 6 - TAX STATUS

The Internal Revenue Service has determined and informed the Company by letter dated November 19, 2001, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan document is in the process of being restated for recent law changes. The Plan Sponsor believes the Plan, as amended and restated, is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2004, the Plan purchased, transferred and sold or distributed to terminated participants shares of DCB Financial common stock, and received dividends on shares of DCB Financial common stock as follows:

Number of shares purchased                  11,880
Cost                                      $284,132
Average cost per share                    $  23.92

Number of shares sold or distributed        13,156
Proceeds                                  $299,007
Average proceeds per share                $  22.73

Dividends                                 $ 40,375

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

NOTE 8 - RISKS AND UNCERTAINTIES

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                            SUPPLEMENTARY INFORMATION

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2004

Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY

Employer identification number: 31-4376006

Three-digit plan number: 002

                                      (c)
                                Description of
                             Investment including
            (b)              Maturity Date, Rate of                  (e)
     Identity of Issue      Interest Collateral, Par         (d)   Current
(a)    or Borrower             or Maturity Value            Cost    Value
---  -----------------  ---------------------------------   ----   --------
     Federated Funds    Federated Money Market Fund            @   $    253
                        Investment in 253 shares of a
                        registered investment company

     Federated Funds    Federated Investors Auto Cash          @    764,511
                        Management Fund
                        Investment in 764,511 shares of a
                        registered investment company

     Federated Funds    Federated High Yield Trust Fund        @     33,451
                        Investment in 5,369 shares of a
                        registered investment company

     Federated Funds    Federated Bond Fund                    @     98,037
                        Investment in 10,691 shares of a
                        registered investment company

     Federated Funds    Federated Stock Trust Fund             @    369,570
                        Investment in 9,940 shares of a
                        registered investment company

     Federated Funds    Federated Equity Income Fund           @    135,462
                        Investment in 7,662 shares of a
                        registered investment company

     Federated Funds    Federated Equity Funds - Growth        @    180,203
                        Strategy A
                        Investment in 5,955 shares of a
                        registered investment company

*     Denotes parties-in-interest to the Plan.

@     Participant-directed investment. Cost basis disclosure not required.

                                   (Continued)

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2004

Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY

Employer identification number: 31-4376006

Three-digit plan number: 002

                                      (c)
                                Description of
                             Investment including
            (b)              Maturity Date, Rate of                  (e)
     Identity of Issue      Interest Collateral, Par         (d)   Current
(a)    or Borrower             or Maturity Value            Cost    Value
---  -----------------  ---------------------------------   ----   --------
     Federated Funds    Federated Kaufmann Fund                @    228,180
                        Investment in 42,571 shares of a
                        registered investment company

     Federated Funds    Federated Equity Fund                  @     66,138
                        Communications Technology Class A
                        Investment in 12,158 shares of a
                        registered investment company

     Federated Funds    Federated Max Cap Fund                 @    237,915
                        Investment in 9,731 shares of a
                        registered investment company

     Federated Funds    Federated International Equity Fund    @    105,493
                        Investment in 6,001 shares of a
                        registered investment company

     Federated Funds    Federated Stock & Bond Fund            @    305,442
                        Investment in 16,187 shares of a
                        registered investment company

     T. Rowe Price      T. Rowe Price Growth Stock Fund        @         58
                        Investment in 2 shares of a
                        registered investment company

     T. Rowe Price      T. Rowe Price Mid-Cap Value Fund       @     18,170
                        Investment in 798 shares of a
                        registered investment company

*     Denotes parties-in-interest to the Plan.

@     Participant-directed investment. Cost basis disclosure not required.

                                   (Continued)

DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2004

Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY

Employer identification number: 31-4376006

Three-digit plan number: 002

                                       (c)
                                 Description of
                              Investment including
            (b)               Maturity Date, Rate of                       (e)
     Identity of Issue       Interest Collateral, Par            (d)     Current
(a)    or Borrower              or Maturity Value               Cost      Value
---  -----------------   ---------------------------------      -----  ----------

     RS Partners         Robertson Stephens                        @       28,827
                         Investment Trust Partners Fund
                         Investment in 829 shares of a
                         registered investment company

     American Century    American Century Strategic                @          210
                         Conservative Advisory Fund
                         Investment in 37 shares of a
                         registered investment company

     American Century    American Century Strategic                @          342
                         Moderate Advisory Fund
                         Investment in 51 shares of a
                         registered investment company

     American Century    American Century Strategic                @           69
                         Aggressive Advisory Fund
                         Investment in 9 shares of a
                         registered investment company

*    DCB Financial Corp  DCB Financial Corp Common Stock           @    2,428,766
                         Investment in 85,974 shares of
                         common stock

     Participant Notes   Debt obligations of Plan participants
                         with interest rates ranging from 5.0%
                         to 9.5%                                          142,595

     Cash                                                                       8

                                                                       ----------
                                                                Total  $5,143,700
                                                                       ==========

*     Denotes parties-in-interest to the Plan.

@     Participant-directed investment. Cost basis disclosure not required.